Exhibit 23.1

114 West 47th Street, 19th Floor New York, NY 10036 Telephone: 212.785.9700 www.kbl.com

May 7, 2014

Cardax, Inc.
2800 Woodlawn Drive, Suite 129
Honolulu, HI 96822

KBL, LLP consents to the inclusion of its audit report dated March 31, 2014 related to our certified audit of the financial statements of Cardax Pharmaceuticals, Inc., and Subsidiary for the years ended December 31, 2013 and 2012, and the reference of KBL, LLP under the heading “Experts” on page 66, both of which appear on the Form S-1 Registration Statement dated May 7, 2014.

KBL, LLP